UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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YRC Worldwide Inc.
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Exhibit 99.1

October 27, 2011

NASDAQ Panel Grants YRC Worldwide’s Request for Continued Listing

OVERLAND PARK, Kan., October 27, 2011 – YRC Worldwide Inc. (NASDAQ: YRCW) today announced that the company received a positive determination from the NASDAQ Hearings Panel (the “Panel”) indicating that the Panel had granted the company’s request to remain listed on The NASDAQ Stock Market (“NASDAQ”). In its decision, the Panel indicated that it had determined to exercise its discretionary authority to apply NASDAQ’s financial viability exception retroactively to the company based upon the particular facts and circumstances and to continue the company’s listing on NASDAQ, subject to certain conditions. In accordance with the terms of the Panel’s decision, on or before December 31, 2011, the company must implement a reverse stock split and demonstrate a closing bid price for its common stock above $1.00 per share for a minimum of ten consecutive trading days. The company must also be able to demonstrate compliance with all requirements for continued listing on NASDAQ. The company is seeking stockholder approval of a reverse stock split at its annual meeting of stockholders scheduled to be held November 30, 2011, with the ratio and timing of implementation of the reverse stock split at the discretion of the company’s board of directors if the reverse stock split is approved by stockholders.

“We are very pleased with the NASDAQ Hearings Panel’s decision and the positive news it means for YRC Worldwide,” said James Welch, chief executive officer - YRC Worldwide. “As we continue to move our company forward, we remain focused on our number one priority – providing our customers with reliable transportation solutions.”

“We truly value our long-term relationship with NASDAQ and we look forward to continuing to be a part of this important Exchange,” said Jamie Pierson, interim chief financial officer - YRC Worldwide.

As previously disclosed, the company appealed the NASDAQ Listing Qualifications Staff’s determinations that the company’s common stock should be delisted from NASDAQ because the company had issued certain securities in connection with the restructuring consummated on July 22, 2011 in violation of the NASDAQ Listing Rules, such issuance had raised public interest concerns, and the company’s common stock had traded below the minimum bid price threshold of $1.00 per share for 30 consecutive business days.

Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “intends,” “will” and similar expressions are intended to identify forward-looking statements. The company’s expectations regarding its ability to keep its common stock listed on The NASDAQ Stock Market are only its expectations regarding these matters. All such assumptions and expectations are inherently subject to uncertainties and contingencies beyond the company’s control. The company’s future results could differ materially from any results projected in the forward-looking statements because of a number of factors, including (among others), the effect of the restructuring, the company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Important Information

On October 20, 2011, the company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and accompanying material in connection with its annual meeting of stockholders. Investors and security holders are strongly advised to read the definitive proxy statement as it contains important information about the company and the proposals to be presented at the annual meeting. Investors and security holders may obtain the proxy statement and any annual, quarterly and current reports and other information the company files with the SEC for free at the SEC’s website at www.sec.gov or at the company’s website at www.yrcw.com, or by writing to the company at 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Corporate Secretary. The contents of the websites referenced herein are not deemed to be incorporated by reference herein or in the definitive proxy statement.

The company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders for its annual meeting. Information regarding the interests of such persons is included in the company’s definitive proxy statement filed with the SEC on October 20, 2011, which is available free of charge as described above.

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC, YRC Reimer, Holland, Reddaway, New Penn and Glen Moore, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact: Paul Liljegren

913-696-6108

paul.liljegren@yrcw.com

Media Contact: Suzanne Dawson

Linden, Alschuler & Kaplan

212-329-1420

sdawson@lakpr.com

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